    As filed with the Securities and Exchange Commission on October 20, 2000


                                                   Registration No. 333-48276
                                                                    333-48276-01
                                                                    333-48276-02


                       SECURITIES AND EXCHANGE COMMISSION
================================================================================
                             Washington, D.C. 20549


                                       to
                        Post - Effective Amendment No. 1


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------


CMS ENERGY CORPORATION                       CMS ENERGY TRUST II                    CMS ENERGY TRUST III
(Exact name of registrant                   (Exact name of registrant           (Exact name of registrant
as specified in its charter)               As specified in its charter)         as specified in its charter)

        MICHIGAN                                    DELAWARE                                DELAWARE
(State or other jurisdiction of          (State or other jurisdiction of     (State or other jurisdiction of
incorporation or organization)            incorporation or organization)      incorporation or organization)

         38-2726431                                52-6863512                           TO BE APPLIED FOR
(I.R.S. Employer Identification No.)  (I.R.S. Employer Identification No.)  (I.R.S. Employer Identification No.)

FAIRLANE PLAZA SOUTH, SUITE 1100                  ALAN M. WRIGHT                        ALAN M. WRIGHT
      330 TOWN CENTER DRIVE                 SENIOR VICE PRESIDENT AND             SENIOR VICE PRESIDENT AND
    DEARBORN, MICHIGAN  48126               CHIEF FINANCIAL OFFICER                 CHIEF FINANCIAL OFFICER
           (313) 436-9200                  FAIRLANE PLAZA SOUTH, SUITE 1100     FAIRLANE PLAZA SOUTH, SUITE 1100
(Address, including zip code, and           330 TOWN CENTER DRIVE                      330 TOWN CENTER DRIVE
telephone number, including area              DEARBORN, MICHIGAN  48126             DEARBORN, MICHIGAN 48126
code, of registrant's principal                   (313) 436-9200                          (313) 436-9200
         executive offices)                 (Name, address, including zip        (Name, address, including zip
                                            code, and telephone number,             code, and telephone number,
                                            including area code, of agent          including area code, of agent
                                                   for service)                            for service)



                               -------------------

    It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                           MICHAEL D. VANHEMERT, ESQ.
                             CMS ENERGY CORPORATION
                              FAIRLANE PLAZA SOUTH
                        330 TOWN CENTER DRIVE, SUITE 1100
                            DEARBORN, MICHIGAN 48126
                                 (313) 436-9602
                               -------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                               -------------------

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration No. 333-68937 and 333-68937-01, 333-68937-02, and the related Prospectus Supplement dated October 16, 2000 filed pursuant to Rule 424(b)(5) on October 18, 2000.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of each class      Amount                  Proposed                Proposed                 Amount of
securities to be         to be                   maximum offering        maximum                  registration
registered               registered (1)          price per unit (1)      aggregate                fee (1)
                                                                         offering price (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01           1,827,434 shares              $ 28.25              $ 51,625,000              $ 13,629.00
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee; the maximum aggregate offering price is the amount by which the proceeds of an October 16, 2000 offering of common stock exceeded the amount registered under Registration No. 333-68937, 333-68937-01 and 333-678937-02.

================================================================================

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE PURSUANT TO GENERAL
                           INSTRUCTION IV OF FORM S-3

         In accordance with the provisions of General Instruction IV of Form S-3, CMS Energy Corporation ("CMS Energy") hereby incorporates by reference the contents of CMS Energy's Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-68937, 333-68937-01 and 333-6893702) filed with the
Securities and Exchange Commission on May 7, 1999, which Registration Statement was declared effective on May 7, 1999. The additional securities registered hereunder relate to the Prospectus Supplement dated October 16, 2000 filed pursuant to Rule 424(b)(5) on October 18, 2000.


                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

All Exhibits filed with the Registration Statement on Form S-3, as amended (File No. 333-68937, 333-68937-01 and 333-68937-02), are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:


Exhibit No.                Description

   (4)* Tenth Supplemental Indenture dated as of October 12, 2000 between CMS Energy Corporation and Bank One Trust Company, N.A., as Trustee.

   (5) Revised Opinion of Michael D. Van Hemert, Assistant General Counsel for CMS Energy.

   (23)(a) Consent of Michael D. Van Hemert, Assistant General Counsel for CMS Energy (included in Exhibit (5) above.

   (23)(b)                 Consent of Arthur Andersen LLP.

   * Previously Filed

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, and State of Michigan, on the 20th day of October, 2000.



                                                 CMS ENERGY CORPORATION



                                                 By   /s/ Alan M. Wright
                                                      --------------------------
                                                      Alan M. Wright
                                                      Senior Vice President and
                                                      Chief Financial Officer


        Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No.1 to Registration Statement has been signed below by the following persons in their respective capacities as officers and/or directors of CMS Energy Corporation and on the dates indicated.



             Name                                           Title                              Date
             ----                                           -----                              ----
(i) Principal executive officer

                                                       Chairman of the Board,                  October 20, 2000
/s/ William T. McCormick, Jr.                            Chief Executive Officer
--------------------------------                           and Director
    (William T. McCormick, Jr.)



(ii) Principal financial officer:

                                                       Senior Vice President,                  October 20, 2000
/s/ Alan M. Wright                                       Chief Financial Officer
--------------------------------                         and Treasurer
    (Alan M. Wright)



(iii) Controller or principal accounting officer:

                                                       Senior Vice President, Controller       October 20, 2000
/s/ Preston D. Hopper                                    and Chief Accounting Officer
---------------------------------
    (Preston D. Hopper)



                 *                                                                             October 20, 2000
----------------------------------------
    (John M. Deutch)                                   Director


                 *                                                                             October 20, 2000
----------------------------------------
    (James J. Duderstadt)                              Director


                 *                                                                             October 20, 2000
----------------------------------------
    (Kathleen R. Flaherty)                             Director


                 *                                                                             October 20, 2000
-----------------------------------------
    (Victor J. Fryling)                                Director


                 *                                                                             October 20, 2000
-----------------------------------------
    (Earl D. Holton)                                   Director


                 *                                                                             October 20, 2000
-------------------------------------------
    (William U. Parfet)                                Director

                 *                                                                             October 20, 2000
---------------------------------------------
    (Percy A. Pierre)                                  Director


                 *                                                                             October 20, 2000
-------------------------------------------
    (Kenneth Whipple)                                  Director


                 *                                                                             October 20, 2000
--------------------------------------------
    (John B. Yasinsky)                                 Director


*By /s Alan M. Wright                                                                          October 20, 2000
    ------------------------------
    (Alan M. Wright)
      Attorney-in-fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 20th day of October, 2000.


                                        CMS ENERGY TRUST II


                                        By  /s/ Alan M. Wright
                                            -----------------------------
                                            Alan M. Wright, Trustee



                                        By  /s/ Thomas A. McNish
                                            -----------------------------
                                            Thomas A. McNish, Trustee

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, CMS Energy Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on the 20th day of October, 2000.


                                            CMS ENERGY TRUST III

                                            By  /s/ Alan M. Wright
                                                --------------------------------
                                                Alan M. Wright, Trustee



                                            By  /s/ Thomas A. McNish
                                                --------------------------------
                                                Thomas A. McNish, Trustee

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------



                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                             CMS ENERGY CORPORATION
                               CMS ENERGY TRUST I
                               CMS ENERGY TRUST II
                              CMS ENERGY TRUST III


                                    EXHIBITS





================================================================================

                                  EXHIBIT INDEX

Exhibit No.                Description


   (4)* Tenth Supplemental Indenture dated as of October 12, 2000 between CMS Energy Corporation and Bank One Trust Company, N.A., as Trustee.

   (5) Revised Opinion of Michael D. Van Hemert, Assistant General Counsel for CMS Energy.

   (23)(a) Consent of Michael D. Van Hemert, Assistant General Counsel for CMS Energy (included in Exhibit (5) above.

   (23)(b)                 Consent of Arthur Andersen LLP.

   * Previously Filed